EXHIBIT 9

                       CONSENT OF RADIN, GLASS & CO. LLP

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INDEPENDENT ACCOUNTANT'S CONSENT

We hereby consent to the use of our report dated February 17, 2000 and the reference to us under Experts to be included in the Registration Statement on Form SB 2 of IBF VI - Secured Lending Corporation on May 12, 2000.




Radin, Glass & Co., LLP
Certified Public Accountants
May 12, 2000